Exhibit 99.1

IMMEDIATE RELEASE

DATE: February 20, 2015

MEDIA CONTACT: Dan Lombardo, Inland American Real Estate Trust, Inc.

630-570-0605 or dan.lombardo@inlandamerican.com

INLAND AMERICAN APPOINTS J. MICHAEL BORDEN AS

INTERIM CHAIRMAN OF THE BOARD

Thomas P. McGuinness appointed to the Board of Directors

Oak Brook, Ill. – Inland American Real Estate Trust, Inc. (“Inland American” or the “Company”) today announced that J. Michael Borden, has been appointed as Interim Chairman of Inland American’s Board of Directors, effective February 18, 2015. The appointment of Mr. Borden follows the retirement and voluntary resignation of Robert D. Parks as a director and Chairman of the Board, which was effective February 16, 2015. Inland American also announced today that Brenda Gail Gujral retired and voluntarily resigned from the Board effective February 18, 2015. Mr. Parks’ and Ms. Gujral’s resignations were related to their retirements and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with today’s announcement, Inland American reduced the size of its Board from seven directors to six directors and filled the remaining vacancy on the Board by appointing Thomas P. McGuinness, President and CEO of Inland American, to the Company’s Board. Pursuant to the Company’s bylaws, Mr. McGuinness will serve on the Board until the next annual meeting of the Company and until his successor is duly elected and qualifies.

Mr. Parks said “Since joining the Inland American Board since its inception in 2004, I am very proud of all that we have accomplished together over my tenure as Chairman of the Company. Both Brenda and I believe that Inland American is well positioned for success and now is the right time to transition Board leadership as the Company enters the next phase of its strategic plan. We are pleased that Mr. Borden is taking on the responsibility of Interim Chairman and believe that his expertise, considerable board experience and commitment to the Company make him ideally suited to serve as Interim Chairman during this transitional period.”

“We are deeply grateful to Bob and Brenda for their energy and years of service as Inland American directors and wish them both the best in their future endeavors,” said Mr. Borden. “It has been a busy and exciting time for Inland American and Bob and Brenda should be proud of everything the Company has accomplished during their time on the Board.”

Mr. McGuinness added, “We will continue to focus on building our core multi-tenant retail and student housing portfolios and work to position the Company for growth. I am looking forward to this new role on the Board, and on behalf of the entire Board and management team, I want to underscore our continued commitment to executing on our strategic initiatives and generating value for stockholders.”

The Nominating and Corporate Governance Committee of the Board has engaged a search firm to assist the Board in identifying qualified candidates to serve on the Board and as Chairman. The Board’s Nominating and Corporate Governance Committee will evaluate both internal and external candidates to serve as Chairman of the Board.

J. Michael Borden, 77, has been an independent director of the Company since October 2004. Mr. Borden is president and chief executive officer of Rock Valley Trucking Co., Inc., Rock Valley Leasing, Inc., Hufcor Inc. and Airwall, Inc. Mr. Borden also is the chief executive officer of Hufcor Asia Pacific in China and Hong Kong, Marashumi Corp. in Malaysia, Hufcor Australia Group, and F. P. Investments a Real Estate Investment Company. He currently serves on the board of directors of Dowco, Inc., Competitive Wisconsin, and St. Anthony of Padua Charitable Trust, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering. Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council.

Over the past twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets. Our board believes that this experience and his experience as a director on the Board qualifies him to serve as Interim Chairman of the Board during this transitional period.

Mr. McGuinness, 59, currently serves as the President and Chief Executive Officer of the Company and has served in this capacity since the Company initiated its self-management transactions on March 12, 2014. Prior to the self-management transactions, he served as President and principal executive officer since September 2012 of the Company’s business manager. Prior to that time, Mr. McGuinness was the President of the Company’s property manager. Mr. McGuinness is a licensed Real Estate Broker in the State of Illinois. Mr. McGuinness previously served as the president of the Chicagoland Apartment Association and as the regional vice president of the National Apartment Association. He also served on the board of directors of the Apartment Building Owners and Managers Association, and was a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund and its Pension Fund.

He holds SCLS and SCSM accreditations from the International Council of Shopping Centers (“ICSC”).

The Board believes that, with over 35 years of experience in the commercial real estate industry and as a result of his knowledge of the operations of our Company as the Company’s President and Chief Executive Officer, Mr. McGuinness is qualified to serve as a director on the Board.

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About Inland American Real Estate Trust, Inc.

Inland American Real Estate Trust, Inc. manages a large portfolio of commercial real estate assets with a focus on two asset classes – multi-tenant retail and student housing. As of September 30, 2014 Inland American owned 203 properties, representing approximately 23.5 million square feet of retail, industrial and office space, 8,318 student housing beds and 12,797 hotel rooms (all of which have been sold or spun-off to Xenia on February 3rd, 2015). For further information regarding Inland American, please refer to the company website at www.inlandamerican.com.

Forward-Looking Statements Disclaimer

Forward-looking statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to execute on our strategy, our ability to build our core multi-tenant retail and student housing portfolios and position our Company for growth. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.